SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2011

NORTH SPRINGS RESOURCES CORP.

 (Exact name of Company as specified in its charter)

Nevada	333-167217	68-0678790
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
200 S Virginia, 8th Floor Reno, NV 89501
(Address of principal executive offices)
Phone: (775) 398-3078
(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

      .    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NORTH SPRINGS RESOURCES CORP.

Form 8-K

Current Report

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 21, 2011, North Springs Resources Corp., a Nevada corporation (the "Company") issued a ten percent (10%) Convertible Drawdown Promissory Note (the “Drawdown Note”) to Kazuo Holdings, Inc. (“Kazuo”). Pursuant to the Drawdown Note, the Company may borrow up to one million US dollars ($1,000,000) from Kazuo.  The Note earns simple interest accruing at a rate of ten percent (10%) per annum and is due on or before the one (1) year anniversary of the Drawdown Note.

The description of the Drawdown Note is a brief summary only and is qualified in its entirety by the respective terms set forth therein.  A copy of the Drawdown Note is filed as Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 2.03

CREATION OF A DIRECT FINANCIAL OBLIGATION

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description of Exhibit
10.1	Drawdown Note to Kazuo Holdings, Inc. dated December 21, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH SPRINGS RESOURCES CORP.
Date: December 22, 2011	By: /s/ Harry Lappa
Harry Lappa
President and CEO